UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2024

Consolidated Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street, Mattoon, Illinois	61938-5973
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 235-3311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, on October 15, 2023, Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Condor Holdings LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”), and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of an affiliate of Searchlight (such transactions, the “Transaction”).

The Transaction is conditioned on, among other things, receipt of the consents, approvals and authorizations from the Federal Communications Commission, any bureau or division thereof acting on delegated authority, or any successor agency, including any applicable clearance by the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector, required in connection with the Transaction (collectively, “FCC Approval”), which has been received. With the receipt of FCC Approval, the last regulatory approval that is a condition to closing has been obtained. The Transaction is expected to close on December 27, 2024.

Cautionary Notes Regarding Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans and strategies.

There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the possibility that certain conditions to the consummation of the Transaction may not be satisfied or waived; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; and (iii) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this Form 8-K. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Fred A. Graffam III
	Name:	Fred A. Graffam III
	Title:	Chief Financial Officer

Date: December 23, 2024